Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Second Quarter 2026

L601
L602
L603
TOM WHITE

W. P. CAREY

Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
U.S.	United States
ABR	Contractual minimum annualized base rent
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
CPI	Consumer price index
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
CORRA	Canadian Overnight Repo Rate Average
SOFR	Secured Overnight Financing Rate

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; and same-store pro rata rental income. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2026

W. P. Carey Inc.
Overview – Second Quarter 2026

Summary Metrics
As of or for the three months ended June 30, 2026.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)	$461,064
Net income attributable to W. P. Carey ($000s)	185,389
Net income attributable to W. P. Carey per diluted share	0.82
Normalized pro rata cash NOI ($000s) (a) (b)	404,064
Adjusted EBITDA ($000s) (a) (b)	397,544
AFFO attributable to W. P. Carey ($000s) (a) (b)	305,444
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.34

Dividends declared per share – current quarter	0.940
Dividends declared per share – current quarter annualized	3.760
Dividend yield – annualized, based on quarter end share price of $71.50	5.3%
Dividend payout ratio – for the six months ended June 30, 2026 (c)	70.6%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $71.50 ($000s)	$16,288,218
Net debt ($000s) (d)	8,791,374
Enterprise value ($000s)	25,079,592

Total consolidated debt ($000s)	8,851,851
Gross assets ($000s) (e)	20,785,367
Liquidity ($000s) (f)	2,735,877

Net debt to enterprise value (b)	35.1%
Net debt to adjusted EBITDA (annualized) (a) (b)	5.5x
Net debt to adjusted EBITDA (annualized) – inclusive of unsettled forward equity (a) (b) (g)	5.1x
Total consolidated debt to gross assets	42.6%
Total consolidated secured debt to gross assets	0.9%

Weighted-average interest rate – for the three months ended June 30, 2026 (b)	3.2%
Weighted-average interest rate – as of June 30, 2026 (b)	3.2%
Weighted-average debt maturity (years) (b)	4.5

Moody's Investors Service – issuer rating	Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating	BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)	$1,642,915
Number of net-leased properties	1,748
Number of operating properties (i)	5
Number of tenants – net-leased properties	384

ABR from top ten tenants as a % of total ABR – net-leased properties	18.1%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)	22.7%
Contractual same-store growth (k)	2.6%

Net-leased properties – square footage (millions)	188.5

Occupancy – net-leased properties	98.5%
Weighted-average lease term (years)	12.2

Investment volume – current quarter ($000s)	$706,463
Dispositions – current quarter ($000s)	83,651

Maximum commitment for capital investments and commitments expected to be completed during 2026 ($000s)	132,694
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – Second Quarter 2026

(a)Normalized pro rata cash NOI, adjusted EBITDA and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $1.0 billion and above-market rent intangible assets of $500.5 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, and (iii) available proceeds under our forward equity agreements (based on 9,914,031 remaining shares and total expected net proceeds of $690.7 million as of June 30, 2026, which will be updated at each quarter end).
(g)Reflects the impact of 9,914,031 shares of unsettled forward equity, as if they had been settled for cash, for total expected net proceeds of $690.7 million as of June 30, 2026.
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Comprises four hotels and one student housing property.
(j)Percentage of portfolio is based on ABR, as of June 30, 2026. Includes tenants or guarantors with investment grade ratings (16.3%) and subsidiaries of non-guarantor parent companies with investment grade ratings (6.4%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

Investing for the Long Run® | 2

W. P. Carey Inc.
Overview – Second Quarter 2026

Components of Net Asset Value
In thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Jun. 30, 2026
Net lease properties	$401,029
Operating properties (c)	3,035
Total normalized pro rata cash NOI (a) (b)	$404,064

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Jun. 30, 2026
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$154,075
Cash and cash equivalents	163,538
Las Vegas retail complex construction loan (e)	245,884
Other secured loans receivable, net	38,922
Other assets, net:
Straight-line rent adjustments	$501,172
Investment in shares of Lineage (a cold storage REIT) (f)	198,800
Deferred charges	73,400
Non-rent tenant and other receivables	62,546
Office lease right-of-use assets, net	45,845
Taxes receivable	39,345
Restricted cash, including escrow	32,334
Deferred income taxes	26,599
Prepaid expenses	24,547
Leasehold improvements, furniture and fixtures	10,217
Securities and derivatives	8,375
Rent receivables	7,376
Due from affiliates	679
Other	10,791
Total other assets, net	$1,042,026

Liabilities
Total pro rata debt outstanding (b) (g)	$8,954,912
Dividends payable	218,789
Deferred income taxes	157,117
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses	$198,419
Prepaid and deferred rents	156,149
Operating lease liabilities	132,692
Tenant security deposits	46,171
Accrued taxes payable	41,456
Securities and derivatives	5,681
Other	40,500
Total accounts payable, accrued expenses and other liabilities	$621,068
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Operating properties include four hotels and one student housing property.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Our investment in 5,546,547 shares of Lineage is valued on the balance sheet using the closing share price at the end of each quarter, net of an estimated sponsor promote.
(g)Excludes unamortized discount, net totaling $46.6 million and unamortized deferred financing costs totaling $35.1 million as of June 30, 2026.

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W. P. Carey Inc.
Financial Results
Second Quarter 2026

Investing for the Long Run® | 4

W. P. Carey Inc.
Financial Results – Second Quarter 2026

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Revenues
Real Estate:
Lease revenues	$409,661	$402,831	$389,154	$372,087	$364,195
Income from finance leases and loans receivable	27,162	27,686	26,716	26,498	20,276
Operating property revenues	11,638	12,050	18,379	26,771	34,287
Other lease-related income	11,209	10,452	8,137	3,660	9,643
	459,670	453,019	442,386	429,016	428,401
Investment Management:
Other advisory income and reimbursements	1,000	1,000	1,076	1,069	1,072
Asset management revenue	394	490	1,085	1,218	1,304
	1,394	1,490	2,161	2,287	2,376
	461,064	454,509	444,547	431,303	430,777
Operating Expenses
Depreciation and amortization	134,378	136,183	145,339	125,586	120,595
Impairment charges — real estate	79,421	40,008	39,690	19,474	4,349
General and administrative	25,934	27,348	25,899	23,656	24,150
Reimbursable tenant costs	19,472	19,692	19,371	14,562	17,718
Property expenses, excluding reimbursable tenant costs	15,206	14,552	13,859	14,637	13,623
Stock-based compensation expense	13,909	7,441	8,650	11,153	10,943
Operating property expenses	8,603	8,694	11,863	15,049	16,721
Merger and other expenses	613	1,180	478	1,021	192
	297,536	255,098	265,149	225,138	208,291
Other Income and Expenses
Interest expense	(78,979)	(78,460)	(75,431)	(75,226)	(71,795)
Earnings from equity method investments (a)	55,579	4,543	4,109	2,361	6,161
Other gains and (losses) (b)	48,558	6,791	(10,131)	(31,011)	(148,768)
Gain on sale of real estate, net	5,819	54,141	52,791	44,401	52,824
Non-operating income (c)	4,245	4,704	2,516	3,030	3,495
	35,222	(8,281)	(26,146)	(56,445)	(158,083)
Income before income taxes	198,750	191,130	153,252	149,720	64,403
(Provision for) benefit from income taxes	(13,091)	(14,634)	1,310	(8,495)	(13,091)
Net Income	185,659	176,496	154,562	141,225	51,312
Net income attributable to noncontrolling interests (d)	(270)	(194)	(6,243)	(229)	(92)
Net Income Attributable to W. P. Carey	$185,389	$176,302	$148,319	$140,996	$51,220

Basic Earnings Per Share	$0.82	$0.80	$0.67	$0.64	$0.23
Diluted Earnings Per Share	$0.82	$0.80	$0.67	$0.64	$0.23
Weighted-Average Shares Outstanding
Basic	225,971,719	220,620,496	220,469,827	220,562,909	220,569,259
Diluted	227,215,203	221,618,296	221,169,776	221,087,833	220,874,935

Dividends Declared Per Share	$0.940	$0.930	$0.920	$0.910	$0.900
________
(a)Amount for the three months ended June 30, 2026 includes our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(b)Amount for the three months ended June 30, 2026 primarily comprises a mark-to-market unrealized gain for our investment in shares of Lineage of $41.6 million, net gains on foreign currency exchange rate movements of $10.8 million and a non-cash allowance for credit losses of $6.4 million.
(c)Amount for the three months ended June 30, 2026 comprises a dividend of $2.9 million from our investment in shares of Lineage, interest income on deposits of $0.8 million and realized gains on foreign currency exchange derivatives of $0.5 million.
(d)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.

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W. P. Carey Inc.
Financial Results – Second Quarter 2026

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Net income attributable to W. P. Carey	$185,389	$176,302	$148,319	$140,996	$51,220
Adjustments:
Depreciation and amortization of real property	133,663	135,480	144,641	124,906	119,930
Impairment charges — real estate	79,421	40,008	39,690	19,474	4,349
Gain on sale of real estate, net	(5,819)	(54,141)	(52,791)	(44,401)	(52,824)
Proportionate share of adjustments to earnings from equity method investments (a) (b)	(50,133)	2,263	2,255	2,271	2,231
Proportionate share of adjustments for noncontrolling interests (c) (d)	(26)	(25)	5,958	(82)	(82)
Total adjustments	157,106	123,585	139,753	102,168	73,604
FFO (as defined by NAREIT) Attributable to W. P. Carey (e)	342,495	299,887	288,072	243,164	124,824
Adjustments:
Other (gains) and losses (f)	(48,558)	(6,791)	10,131	31,011	148,768
Straight-line and other leasing and financing adjustments	(15,459)	(24,178)	(20,758)	(20,424)	(15,374)
Stock-based compensation	13,909	7,441	8,650	11,153	10,943
Amortization of deferred financing costs	5,292	5,139	4,888	4,874	4,628
Above- and below-market rent intangible lease amortization, net	3,706	2,498	941	4,363	5,061
Tax expense (benefit) — deferred and other	2,617	2,727	(11,708)	(1,215)	2,820
Merger and other expenses	613	1,180	478	1,021	192
Other amortization and non-cash items	548	593	589	587	579
Proportionate share of adjustments to earnings from equity method investments (a)	303	213	(43)	2,194	309
Proportionate share of adjustments for noncontrolling interests (c)	(22)	(52)	(116)	(99)	(80)
Total adjustments	(37,051)	(11,230)	(6,948)	33,465	157,846
AFFO Attributable to W. P. Carey (e)	$305,444	$288,657	$281,124	$276,629	$282,670

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (e)	$342,495	$299,887	$288,072	$243,164	$124,824
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (e)	$1.51	$1.35	$1.30	$1.10	$0.57
AFFO attributable to W. P. Carey (e)	$305,444	$288,657	$281,124	$276,629	$282,670
AFFO attributable to W. P. Carey per diluted share (e)	$1.34	$1.30	$1.27	$1.25	$1.28
Diluted weighted-average shares outstanding	227,215,203	221,618,296	221,169,776	221,087,833	220,874,935
________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Amount for the three months ended June 30, 2026 includes our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(c)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(d)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.
(e)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(f)Amount for the three months ended June 30, 2026 primarily comprises a mark-to-market unrealized gain for our investment in shares of Lineage of $41.6 million, net gains on foreign currency exchange rate movements of $10.8 million and a non-cash allowance for credit losses of $6.4 million.

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W. P. Carey Inc.
Financial Results – Second Quarter 2026

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2026.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$4,885	$(86)	$(10,725)	(c)
Income from finance leases and loans receivable	96	(105)	(1,032)
Operating property revenues	—		—
Other lease-related income	31	—	—

Investment Management:
Other advisory income and reimbursements	—	—	—
Asset management revenue	—	—	—

Operating Expenses
Depreciation and amortization	1,108	(25)	(134,848)	(d)
Impairment charges — real estate	—	—	(79,421)	(e)
General and administrative	—	—	—
Reimbursable tenant costs	849	(31)	—
Property expenses, excluding reimbursable tenant costs	398	1	(454)	(e)
Stock-based compensation expense	—	—	(13,909)	(e)
Operating property expenses	—	—	—	(e)
Merger and other expenses	—	—	(613)

Other Income and Expenses
Interest expense	(422)	—	5,295	(f)
Gain on sale of real estate, net	49,909	—	(55,728)	(g)
Other gains and (losses)	(76)	24	(48,506)	(h)
Non-operating income	96	—	—
Earnings from equity method investments	(52,061)	—	(1,216)	(g) (i)

Provision for income taxes	(103)	(1)	2,722	(j)
Net income attributable to noncontrolling interests	—	113	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $3.7 million and the elimination of non-cash amounts related to straight-line rent and other of $14.4 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Adjustments reflect our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(h)Primarily represents eliminations of gains (losses) on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt.
(i)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(j)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Second Quarter 2026

Capital Expenditures
In thousands. For the three months ended June 30, 2026.

Turnover Costs (a)
Tenant improvements	$1,160
Leasing costs	959
Total Tenant Improvements and Leasing Costs	2,119
Property improvements — net-lease properties	253
Property improvements — operating properties	174
Total Turnover Costs	$2,546

Maintenance Capital Expenditures
Net-lease properties	$8,188
Operating properties	296
Total Maintenance Capital Expenditures	$8,484
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2026

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2026

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	June 30, 2026	December 31, 2025
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$15,222,867	$14,451,306
Land, buildings and improvements — operating properties	181,694	286,079
Net investments in finance leases and loans receivable	1,174,274	1,171,886
In-place lease intangible assets and other	2,581,342	2,466,199
Above-market rent intangible assets	653,281	668,707
Investments in real estate	19,813,458	19,044,177
Accumulated depreciation and amortization (a)	(3,656,944)	(3,578,330)
Assets held for sale, net	10,441	3,327
Net investments in real estate	16,166,955	15,469,174
Equity method investments	279,503	310,178
Cash and cash equivalents	163,538	155,329
Other assets, net	1,042,026	1,068,480
Goodwill	982,611	987,071
Total assets	$18,634,633	$17,990,232

Liabilities and Equity
Debt:
Senior unsecured notes, net	$7,376,851	$6,950,261
Unsecured term loans, net	1,164,524	1,196,366
Unsecured revolving credit facility	116,230	435,417
Non-recourse mortgages, net	194,246	140,646
Debt, net	8,851,851	8,722,690
Accounts payable, accrued expenses and other liabilities	621,068	670,038
Below-market rent and other intangible liabilities, net	97,192	104,055
Deferred income taxes	157,117	151,820
Dividends payable	218,789	207,487
Total liabilities	9,946,017	9,856,090

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 227,807,251 and 219,145,876 shares, respectively, issued and outstanding	228	219
Additional paid-in capital	12,418,948	11,830,737
Distributions in excess of accumulated earnings	(3,605,214)	(3,539,592)
Deferred compensation obligation	100,172	80,239
Accumulated other comprehensive loss	(241,737)	(253,346)
Total stockholders' equity	8,672,397	8,118,257
Noncontrolling interests	16,219	15,885
Total equity	8,688,616	8,134,142
Total liabilities and equity	$18,634,633	$17,990,232
________
(a)Includes $2.2 billion and $2.1 billion of accumulated depreciation on buildings and improvements as of June 30, 2026 and December 31, 2025, respectively, and $1.5 billion of accumulated amortization on lease intangibles as of both June 30, 2026 and December 31, 2025.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2026

Capitalization
In thousands, except share and per share amounts. As of June 30, 2026.

Description	Shares	Share Price	Market Value
Equity
Common equity	227,807,251	$71.50	$16,288,218
Preferred equity			—
Total Equity Market Capitalization			16,288,218

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			217,988
Unsecured term loans (due February 14, 2028)			600,969
Unsecured term loan (due April 24, 2029)			569,700
Unsecured revolving credit facility (due February 14, 2029)			116,230
Senior unsecured notes: (b)
Due October 1, 2026 (USD) (c)			350,000
Due April 15, 2027 (EUR)			569,700
Due April 15, 2028 (EUR)			569,700
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			170,910
Due June 1, 2030 (EUR)			598,185
Due July 15, 2030 (USD)			400,000
Due February 1, 2031 (USD)			500,000
Due October 2, 2031 (EUR)			569,700
Due February 1, 2032 (USD)			350,000
Due July 23, 2032 (EUR)			740,610
Due September 28, 2032 (EUR)			227,880
Due April 1, 2033 (USD)			425,000
Due June 30, 2034 (USD)			400,000
Due November 19, 2034 (EUR)			683,640
Due May 10, 2035 (EUR)			569,700
Total Pro Rata Debt			8,954,912

Total Capitalization			$25,243,130
________
(a)Excludes unamortized discount, net totaling $46.6 million and unamortized deferred financing costs totaling $35.1 million as of June 30, 2026.
(b)Excludes $350 million of senior unsecured notes due September 15, 2036 that were issued on July 2, 2026.
(c)We are scheduled to prepay our $350 million of 4.250% senior unsecured notes due October 1, 2026 on July 29, 2026, with no associated prepayment costs.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2026

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2026.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$69,901	4.5%	$32,909	5.5%	$19,729	4.6%	$122,539	1.3%	4.8%	2.1
Floating	—	—%	95,449	4.3%	—	—%	95,449	1.1%	4.3%	4.8
Total Pro Rata Non-Recourse Debt	69,901	4.5%	128,358	4.6%	19,729	4.6%	217,988	2.4%	4.5%	3.3

Recourse Debt (b) (c)
Fixed – Senior unsecured notes: (e)
Due October 1, 2026 (f)	350,000	4.3%	—	—%	—	—%	350,000	3.9%	4.3%	0.3
Due April 15, 2027	—	—%	569,700	2.1%	—	—%	569,700	6.4%	2.1%	0.8
Due April 15, 2028	—	—%	569,700	1.4%	—	—%	569,700	6.4%	1.4%	1.8
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.6%	3.9%	3.0
Due September 28, 2029	—	—%	170,910	3.4%	—	—%	170,910	1.9%	3.4%	3.2
Due June 1, 2030	—	—%	598,185	1.0%	—	—%	598,185	6.7%	1.0%	3.9
Due July 15, 2030	400,000	4.7%	—	—%	—	—%	400,000	4.5%	4.7%	4.0
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.6%	2.4%	4.6
Due October 2, 2031	—	—%	569,700	3.3%	—	—%	569,700	6.4%	3.3%	5.3
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	3.9%	2.5%	5.6
Due July 23, 2032	—	—%	740,610	4.3%	—	—%	740,610	8.3%	4.3%	6.1
Due September 28, 2032	—	—%	227,880	3.7%	—	—%	227,880	2.4%	3.7%	6.3
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	4.7%	2.3%	6.8
Due June 30, 2034	400,000	5.4%	—	—%	—	—%	400,000	4.5%	5.4%	8.0
Due November 19, 2034	—	—%	683,640	3.7%	—	—%	683,640	7.6%	3.7%	8.4
Due May 10, 2035	—	—%	569,700	3.8%	—	—%	569,700	6.4%	3.8%	8.9
Total Senior Unsecured Notes	2,750,000	3.6%	4,700,025	2.9%	—	—%	7,450,025	83.2%	3.1%	5.0
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (g)	—	—%	569,700	2.8%	—	—%	569,700	6.4%	2.8%	2.8
Unsecured term loan (due February 14, 2028) (g)	—	—%	—	—%	356,980	4.7%	356,980	4.0%	4.7%	1.6
Floating:
Unsecured revolving credit facility (due February 14, 2029) (h)	98,000	4.3%	18,230	2.8%	—	—%	116,230	1.3%	4.1%	2.6
Unsecured term loan (due February 14, 2028) (i)	—	—%	—	—%	243,989	3.1%	243,989	2.7%	3.1%	1.6
Total Recourse Debt	2,848,000	3.6%	5,287,955	2.9%	600,969	4.0%	8,736,924	97.6%	3.2%	4.6

Total Pro Rata Debt Outstanding	$2,917,901	3.6%	$5,416,313	2.9%	$620,698	4.1%	$8,954,912	100.0%	3.2%	4.5
________
(a)Other currencies include debt denominated in British pound sterling and Canadian dollar.
(b)Debt data is presented on a pro rata basis as of June 30, 2026. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $46.6 million and unamortized deferred financing costs totaling $35.1 million as of June 30, 2026.
(d)Includes $32.9 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Excludes $350 million of senior unsecured notes due September 15, 2036 that were issued on July 2, 2026.
(f)We are scheduled to prepay our $350 million of 4.250% senior unsecured notes due October 1, 2026 on July 29, 2026, with no associated prepayment costs.
(g)Interest rate swap expiration date is December 31, 2027.
(h)We incurred interest on our Unsecured revolving credit facility at SOFR or EURIBOR, plus 0.685% for all base rates as of June 30, 2026. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.9 billion as of June 30, 2026.
(i)We incurred interest at CORRA, plus 0.80% on this Unsecured term loan as of June 30, 2026.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2026

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2026.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2027	3	$1,298	4.2%	$28,264	$28,453	0.3%
2028	5	14,100	5.0%	72,441	77,260	0.9%
2029	3	1,464	4.0%	10,911	11,659	0.1%
2031	20	19,921	4.3%	77,192	97,381	1.1%
2033	1	1,504	5.6%	1,648	3,235	—%
Total Pro Rata Non-Recourse Debt	32	$38,287	4.5%	$190,456	217,988	2.4%

Recourse Debt
Fixed – Senior unsecured notes: (d)
Due October 1, 2026 (USD) (e)			4.3%		350,000	3.9%
Due April 15, 2027 (EUR)			2.1%		569,700	6.4%
Due April 15, 2028 (EUR)			1.4%		569,700	6.4%
Due July 15, 2029 (USD)			3.9%		325,000	3.6%
Due September 28, 2029 (EUR)			3.4%		170,910	1.9%
Due June 1, 2030 (EUR)			1.0%		598,185	6.7%
Due July 15, 2030 (USD)			4.7%		400,000	4.5%
Due February 1, 2031 (USD)			2.4%		500,000	5.6%
Due October 2, 2031 (EUR)			3.3%		569,700	6.4%
Due February 1, 2032 (USD)			2.5%		350,000	3.9%
Due July 23, 2032 (EUR)			4.3%		740,610	8.2%
Due September 28, 2032 (EUR)			3.7%		227,880	2.5%
Due April 1, 2033 (USD)			2.3%		425,000	4.7%
Due June 30, 2034 (USD)			5.4%		400,000	4.5%
Due November 19, 2034 (EUR)			3.7%		683,640	7.6%
Due May 10, 2035 (EUR)			3.8%		569,700	6.4%
Total Senior Unsecured Notes			3.1%		7,450,025	83.2%
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (f)			2.8%		569,700	6.4%
Unsecured term loan (due February 14, 2028) (f)			4.7%		356,980	4.0%
Floating:
Unsecured revolving credit facility (due February 14, 2029) (g)			4.1%		116,230	1.3%
Unsecured term loan (due February 14, 2028) (h)			3.1%		243,989	2.7%
Total Recourse Debt			3.2%		8,736,924	97.6%

Total Pro Rata Debt Outstanding			3.2%		$8,954,912	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis as of June 30, 2026. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $46.6 million and unamortized deferred financing costs totaling $35.1 million as of June 30, 2026.
(d)Excludes $350 million of senior unsecured notes due September 15, 2036 that were issued on July 2, 2026.
(e)We are scheduled to prepay our $350 million of 4.250% senior unsecured notes due October 1, 2026 on July 29, 2026, with no associated prepayment costs.
(f)Interest rate swap expiration date is December 31, 2027.
(g)We incurred interest on our Unsecured revolving credit facility at SOFR or EURIBOR, plus 0.685% for all base rates as of June 30, 2026. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.9 billion as of June 30, 2026.
(h)We incurred interest at CORRA, plus 0.80% on this Unsecured term loan as of June 30, 2026.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2026

Senior Unsecured Notes
As of June 30, 2026.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2026
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	40.0%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	0.9%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.0x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	245.1%

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W. P. Carey Inc.
Real Estate
Second Quarter 2026

Investing for the Long Run® | 15

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the six months ended June 30, 2026.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant	Property Location(s)
1Q26
Hedin Mobility Group (b)	Amsterdam, The Netherlands	Retail	Jan-26	$17,636	Build-to-Suit	22	62,810
Dollar General	Las Vegas, NM	Retail	Jan-26	2,195	Acquisition	15	10,542
IMS Companies	Arlington Heights, IL	Industrial	Jan-26	9,432	Acquisition	4	126,948
Raben Group (8 properties) (b)	Various, Poland	Warehouse	Jan-26; Feb-26	201,789	Sale-leaseback	15	1,857,837
EOS Fitness	Surprise, AZ	Retail	Jan-26	11,646	Build-to-Suit	20	40,057
HB Chemical	Solon, OH	Warehouse	Jan-26	43,387	Acquisition	11	412,171
Janus International	Surprise, AZ	Industrial	Feb-26	20,732	Build-to-Suit	20	131,753
W.C. Bradley Co. (3 properties) (c)	Peebles, OH (2 properties) and Hope, AR (1 property)	Industrial	Feb-26	22,345	Sale-leaseback	15	422,802
Go Auto (14 properties) (b)	Various, Canada	Retail	Mar-26	211,883	Sale-leaseback	25	596,176
Barnes Molding Solutions (b)	Bahlingen am Kaiserstuhl, Germany	Industrial	Mar-26	23,621	Sale-leaseback	20	217,011
Scania (b)	Oskarshamn, Sweden	Warehouse	Mar-26	18,188	Build-to-Suit	15	204,645
1Q26 Total				582,854		19	4,082,752

2Q26
TSEA Energy	Eden, NC	Industrial	Apr-26	12,729	Acquisition	12	167,555
Jumbo (b)	Breda, Netherlands	Warehouse	Apr-26	4,678	Renovation	10	N/A
Summa Health	Akron, OH	Specialty (Healthcare)	Apr-26	27,165	Acquisition	11	71,088
Montanhydraulik (4 properties) (b)	Various, Germany	Industrial	Apr-26	51,842	Sale-leaseback	25	668,618
GardenCore (43 properties)	Various, US	Industrial	May-26	400,188	Sale-leaseback	20	1,982,032
Kesko Senukai (19 properties) (b) (d)	Various, Lithuania (12 properties), Latvia (4 properties), and Estonia (3 properties)	Retail; Warehouse	May-26	61,977	Acquisition	6	587,804
Ontime (2 properties) (b)	Murcia, Spain	Warehouse	May-26	33,926	Sale-leaseback	20	426,725
Rocky Vista University	Billings, MT	Education (Medical School)	Jun-26	25,000	Build-to-Suit	25	57,995
Dollar General (2 properties)	Bloomfield, NM	Retail	Jun-26	3,766	Acquisition	15	21,206
NewEra Nobis	Overland Park, KS	Specialty (Healthcare)	Jun-26	9,840	Expansion	20	7,398
Whirlpool	Tulsa, OK	Warehouse	Jun-26	74,710	Sale-leaseback	15	799,431
2Q26 Total				705,821		18	4,789,852

Year-to-Date Total				1,288,675		18	8,872,604

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W. P. Carey Inc.
Real Estate – Second Quarter 2026

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the six months ended June 30, 2026.

		Property Type	Loan Origination	Loan Maturity Date	Funding		Outstanding	Maximum Commitment
Description	Property Location				Current Quarter	Year to Date
Construction Loan (e)
SW Corner of Las Vegas & Harmon (f)	Las Vegas, NV	Retail	Jun-21	2027	$—	$—	$245,884	$256,887
SE Corner of Las Vegas & Harmon (g)	Las Vegas, NV	Retail	Nov-24	2026	103	2,359	20,726	23,449
SE Corner of Las Vegas & Elvis Presley (g)	Las Vegas, NV	Retail	Nov-24	2026	539	779	18,196	25,000
Total					642	3,138	284,806	305,336

Year-to-Date Total Investment Volume						$1,291,813
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)Amount reflects the applicable exchange rate on the date of the transaction.
(c)This investment is accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(d)We acquired these properties from a jointly owned investment in which we owned a 70% interest and accounted for as an equity method investment.
(e)The borrowers for these construction loans retain certain loan maturity extension options.
(f)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Earnings from equity method investments on our consolidated statements of income.
(g)These construction loans are accounted for as secured loans receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Income from finance leases and loans receivable on our consolidated statements of income.

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W. P. Carey Inc.
Real Estate – Second Quarter 2026

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Jun. 30, 2026 (c)	Total Funded Through Jun. 30, 2026	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
TI Automotive (d) (e)	Brampton, Canada	Build-to-Suit	Industrial	Q3 2026	120,222	20	$3,232	$10,682	$7,133	$18,126
Nord Anglia (d)	Houston, TX	Expansion	Education	Q3 2026	13,150	20	—	869	7,601	8,500
AEG Presents (f)	Austin, TX	Build-to-Suit	Specialty (Entertainment)	Q4 2026	56,403	30	11,306	24,667	22,889	47,556
Novus Foods (d)	Delphos, OH	Build-to-Suit & Expansion	Industrial	Q4 2026	139,250	25	9,033	12,358	25,471	38,000
Various	Various, US	Solar Projects	Various	Various	N/A	N/A	321	5,429	15,083	20,512
Expected Completion Date 2026 Total					329,025	26	23,892	54,005	78,177	132,694
AEG Presents (f)	Portland, OR	Build-to-Suit	Specialty (Entertainment)	Q1 2027	57,825	30	9,171	27,552	33,161	60,713
Untenanted	San Leandro, CA	Redevelopment	Warehouse	Q1 2027	67,440	N/A	1,373	2,679	12,539	15,218
Untenanted	Atlanta, GA	Redevelopment	Warehouse	Q1 2027	99,000	N/A	357	670	11,009	11,679
Untenanted	Atlanta, GA	Redevelopment	Warehouse	Q2 2027	432,800	N/A	500	1,753	39,019	40,772
Ontime (e)	Noblejas, Spain	Purchase Commitment	Industrial	Q4 2027	81,784	19	—	—	37,518	37,518
Expected Completion Date 2027 Total					738,849	25	11,401	32,654	133,246	165,900

Capital Investments and Commitments Total					1,067,874	25	$35,293	$86,659	$211,423	$298,594
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended June 30, 2026 excludes $0.5 million spent on pre-development work for potential projects in various phases.
(d)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(e)Commitment amounts are based on the applicable exchange rate at period end.
(f)We own a 90% interest in these joint venture projects and amounts in this table represent our pro rata share.

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W. P. Carey Inc.
Real Estate – Second Quarter 2026

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2026.

Tenant	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q26
Vacant (formerly Hellweg) (a)	Chemnitz, Germany	$3,278	Jan-26	Retail	82,699
Hellweg (2 properties) (a)	Dortmund-Kley and Bonn-Beuel, Germany	6,488	Jan-26; Mar-26	Retail	140,330
AutoZone	St. Louis, MO	391	Jan-26	Retail	5,400
Vacant	Opelika, AL	52,697	Feb-26	Warehouse	702,623
TI Automotive	Gallatin, TN	7,500	Feb-26	Industrial	95,920
Self-Storage Operating Properties (11 properties)	Various, United States	75,160	Mar-26	Self-Storage (Operating)	738,942
Vacant	Oceanside, CA	11,452	Mar-26	Warehouse	58,977
Vacant (formerly Hellweg) (a)	Duisburg, Germany	5,600	Mar-26	Retail	85,993
1Q26 Total		162,566			1,910,884

2Q26
Wanbishi (a)	Saitama Prefecture, Japan	28,892	Apr-26	Warehouse	156,842
TI Automotive (a)	Windsor, Canada	2,544	May-26	Industrial	98,000
Vacant	Plover, WI	9,100	May-26	Warehouse	210,000
Vacant (formerly Hellweg) (a)	Oberhausen, Germany	5,822	May-26	Retail	83,420
PPT Industrial Machines	Mt. Carmel, IL	2,238	May-26	Industrial	128,636
Vacant (a)	Guelph, Canada	11,086	Jun-26	Warehouse	109,968
Vacant	Toppenish, WA	4,800	Jun-26	Warehouse	274,750
Vacant (a)	Herceghalom, Hungary	15,569	Jun-26	Warehouse	508,797
ECI	Fargo, ND	3,600	Jun-26	Industrial	43,700
2Q26 Total		83,651			1,614,113

Year-to-Date Total Dispositions		$246,217			3,524,997
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.

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W. P. Carey Inc.
Real Estate – Second Quarter 2026

Joint Ventures
Dollars in thousands. As of June 30, 2026.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding	ABR	Debt Outstanding	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (b)
Las Vegas Retail Complex (c)	Net lease	47.50%	$245,884	$22,991	$116,795	$10,921
Harmon Retail Corner	Common equity interest	15.00%	143,000	—	21,450	—
Total Unconsolidated Joint Ventures			388,884	22,991	138,245	10,921

Consolidated Joint Ventures (d)
Fentonir (e)	Net lease	94.90%	—	2,859	—	2,713
McCoy Rockford	Net lease	90.00%	—	991	—	892
Iowa Board of Regents	Net lease	90.00%	—	707	—	636
Total Consolidated Joint Ventures			—	4,557	—	4,241
Total Unconsolidated and Consolidated Joint Ventures			$388,884	$27,548	$138,245	$15,162
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes an unconsolidated joint venture (Kesko Senukai) in which we have a 70% interest that is in the process of liquidation as a result of the sale of its real estate assets to us. See the Investment Activity – Investment Volume section for additional information.
(c)Debt outstanding for this investment comprises a construction loan, which is excluded from our pro rata debt outstanding disclosed in the Debt Overview and Debt Maturity sections. See the Investment Activity – Investment Volume section for additional information about this investment. The asset is currently in lease-up and ABR reflects the current in-place leases. It does not reflect certain non-reimbursed expenses associated with the property, revenue generated from signage or interest income from our construction loan to the Las Vegas Retail Complex.
(d)Excludes two consolidated joint venture build-to-suit projects with the same tenant in which we own a 90% ownership interest. These investments have no debt or ABR as of June 30, 2026.
(e)Amounts are based on the applicable exchange rate at the end of the period.

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Top 25 Tenants
Dollars in thousands. Pro rata. As of June 30, 2026.

Tenant	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Extra Space Storage	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	43	$42,578	2.6%	23.2
Apotex (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	34,451	2.1%	16.8
Life Time Fitness	Health and fitness facilities in the U.S. leased to premium athletic club operator	12	32,450	2.0%	7.4
GardenCore	Manufacturing, packaging and industrial outdoor storage (IOS) facilities in the U.S. leased to producer and supplier of mulch and other lawn and garden products	43	29,120	1.8%	19.9
Metro Italia (b)	Business-to-business retail stores in Italy leased to cash and carry wholesaler	18	28,572	1.7%	4.8
Fortenova (b)	Grocery stores and one warehouse in Croatia leased to European food retailer	19	28,363	1.7%	7.8
OBI (b)	Retail properties in Poland leased to German DIY retailer	26	27,052	1.6%	7.7
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	25,501	1.6%	5.7
Fedrigoni (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	24,744	1.5%	17.4
TI Automotive (a) (c)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	19	24,524	1.5%	18.6
Top 10 Total		227	297,355	18.1%	13.4
Nord Anglia	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	24,228	1.5%	18.2
Eroski (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	23,827	1.4%	9.7
Berry Global	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	21,301	1.3%	12.3
Quikrete (b)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	21,035	1.3%	17.0
Advance Auto Parts	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	28	19,929	1.2%	6.6
Pendragon (b)	Dealerships in the United Kingdom leased to automotive retailer	46	18,690	1.1%	12.3
Dollar General	Retail properties in the U.S. leased to discount retailer	129	17,644	1.1%	13.0
Maker’s Pride	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17,636	1.1%	16.1
Jumbo (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	4	15,171	0.9%	7.2
Danske Fragtmaend (b)	Distribution facilities in Denmark leased to Danish freight company	15	14,958	0.9%	10.6
Top 20 Total		568	491,774	29.9%	13.1
Hellweg (b)	Retail properties in Germany leased to German DIY retailer	16	14,940	0.9%	14.7
Intergamma (b)	Retail properties in the Netherlands leased to European DIY retailer	36	14,502	0.9%	7.1
Go Auto (b)	Dealerships in Canada leased to automotive retailer	14	13,809	0.8%	24.8
Rocky Vista University	Private medical schools in Colorado, Montana and Utah leased to for-profit medical school operator	5	13,028	0.8%	24.9
Raben Group (b)	Distribution facilities in Poland leased to European logistics company	8	12,794	0.8%	14.6
Top 25 Total (d)		647	$560,847	34.1%	13.5
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)Of the 19 properties leased to TI Automotive, eight are located in Canada, six are located in Mexico, and five are located in the United States.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2026.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$431,714	26.2%	59,923	31.8%
Warehouse	236,090	14.4%	42,086	22.3%
Retail (b)	137,318	8.4%	6,449	3.4%
Other (c)	192,709	11.7%	9,587	5.1%
U.S. Total	997,831	60.7%	118,045	62.6%

International
Industrial	204,832	12.5%	26,498	14.0%
Warehouse	176,694	10.7%	24,964	13.3%
Retail (b)	228,255	13.9%	17,179	9.1%
Other (c)	35,303	2.2%	1,812	1.0%
International Total	645,084	39.3%	70,453	37.4%

Total
Industrial	636,546	38.7%	86,421	45.8%
Warehouse	412,784	25.1%	67,050	35.6%
Retail (b)	365,573	22.3%	23,628	12.5%
Other (c)	228,012	13.9%	11,399	6.1%
Total (d)	$1,642,915	100.0%	188,498	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, office, hotel (net lease) and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Second Quarter 2026

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2026.

	Total Net-Lease Portfolio
Industry Type (a)	ABR	ABR %	Square Footage	Square Footage %
Packaged Foods & Meats	$147,416	9.0%	18,140	9.6%
Food Retail	140,462	8.5%	10,279	5.5%
Home Improvement Retail	101,967	6.2%	12,370	6.6%
Automotive Retail	94,544	5.8%	7,723	4.1%
Auto Parts & Equipment	81,043	4.9%	11,954	6.3%
Air Freight & Logistics	66,947	4.1%	10,006	5.3%
Education Services	63,298	3.8%	2,804	1.5%
Pharmaceuticals	49,307	3.0%	3,076	1.6%
Industrial Machinery	48,979	3.0%	6,856	3.6%
Leisure Facilities	44,209	2.7%	1,982	1.1%
Self-Storage REITs	42,578	2.6%	3,171	1.7%
Metal, Glass & Plastic Containers	39,947	2.4%	5,318	2.8%
Trading Companies & Distributors	38,387	2.3%	8,504	4.5%
Building Products	33,741	2.0%	6,850	3.6%
Environmental & Facilities Services	33,480	2.0%	2,321	1.2%
Paper Products	30,671	1.9%	5,540	2.9%
Other Specialty Retail	27,772	1.7%	3,127	1.7%
Specialty Chemicals	27,631	1.7%	4,874	2.6%
Construction Materials	24,021	1.5%	3,781	2.0%
Diversified Support Services	22,243	1.4%	1,835	1.0%
Construction Machinery	20,921	1.3%	2,733	1.4%
Food Distributors	20,712	1.3%	1,552	0.8%
Consumer Staples Merchandise Retail	19,833	1.2%	1,656	0.9%
Commodity Chemicals	17,165	1.0%	2,517	1.3%
Diversified Metals	16,788	1.0%	3,417	1.8%
Other (62 industries, each <1% ABR) (b)	388,853	23.7%	46,112	24.6%
Total (c)	$1,642,915	100.0%	188,498	100.0%
________
(a)Industry classification is based on the Global Industry Classification Standard (GICS) framework.
(b)Includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2026.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
South
Texas	$103,599	6.3%	12,031	6.4%
Florida	46,326	2.8%	3,798	2.0%
Tennessee	39,025	2.4%	4,476	2.4%
Georgia	27,605	1.7%	3,635	1.9%
Alabama	24,176	1.5%	2,905	1.5%
Other (b)	41,621	2.5%	4,567	2.4%
Total South	282,352	17.2%	31,412	16.6%
Midwest
Illinois	69,136	4.2%	9,499	5.0%
Ohio	52,567	3.2%	8,837	4.7%
Indiana	43,966	2.7%	6,251	3.3%
Michigan	28,674	1.7%	4,613	2.5%
Wisconsin	20,784	1.3%	3,200	1.7%
Other (b)	61,377	3.7%	7,170	3.8%
Total Midwest	276,504	16.8%	39,570	21.0%
East
North Carolina	44,269	2.7%	9,103	4.8%
Kentucky	30,061	1.8%	4,485	2.4%
Pennsylvania	29,631	1.8%	3,416	1.8%
Massachusetts	29,383	1.8%	1,436	0.8%
New Jersey	26,502	1.6%	1,139	0.6%
New York	24,070	1.5%	2,382	1.3%
South Carolina	20,530	1.2%	4,515	2.4%
Other (b)	42,768	2.6%	5,643	3.0%
Total East	247,214	15.0%	32,119	17.1%
West
California	77,884	4.7%	5,316	2.8%
Arizona	25,331	1.6%	2,544	1.3%
Nevada	18,050	1.1%	485	0.3%
Other (b)	70,496	4.3%	6,599	3.5%
Total West	191,761	11.7%	14,944	7.9%
U.S. Total	997,831	60.7%	118,045	62.6%
International
Poland	78,056	4.7%	10,306	5.5%
Italy	74,749	4.5%	9,941	5.3%
Canada (c)	73,764	4.5%	6,125	3.2%
The Netherlands	68,502	4.2%	6,847	3.6%
United Kingdom	64,981	4.0%	4,848	2.6%
Germany	54,792	3.3%	5,772	3.1%
Spain	44,919	2.7%	4,677	2.5%
Croatia	29,279	1.8%	2,063	1.1%
Mexico (d)	28,004	1.7%	4,328	2.3%
France	27,659	1.7%	2,149	1.1%
Denmark	27,358	1.7%	3,002	1.6%
Lithuania	19,156	1.2%	2,014	1.1%
Other (e)	53,865	3.3%	8,381	4.4%
International Total	645,084	39.3%	70,453	37.4%
Total (f)	$1,642,915	100.0%	188,498	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within South include assets in Arkansas, Louisiana, Oklahoma and Mississippi. Other properties within Midwest include assets in Kansas, Minnesota, Iowa, Missouri, Nebraska, South Dakota and North Dakota. Other properties within East include assets in Virginia, Maryland, West Virginia, Connecticut, New Hampshire and Maine. Other properties within West include assets in Utah, Oregon, Colorado, Montana, Hawaii, Idaho, Washington, Wyoming and New Mexico.
(c)$50.9 million (69%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)All ABR from properties in Mexico is denominated in U.S. dollars.
(e)Includes assets in Slovakia, Belgium, the Czech Republic, Mauritius, Portugal, Latvia, Sweden, Austria, Estonia, Finland and Hungary.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2026.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$489,666	29.8%	46,935	24.9%
Capped CPI	295,704	18.0%	40,377	21.4%
CPI-linked	785,370	47.8%	87,312	46.3%
Fixed	802,088	48.8%	94,653	50.2%
Other (a)	47,224	2.9%	3,358	1.8%
None	8,233	0.5%	313	0.2%
Vacant	—	—%	2,862	1.5%
Total (b)	$1,642,915	100.0%	188,498	100.0%
________
(a)Represents leases which include a percentage rent component. Includes $42.6 million (2.6%) of ABR from a tenant (Extra Space Storage), which has both a percentage rent component and annual fixed rent increases in its lease.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases on our net leased properties that were continuously in place during the period from June 30, 2025 to June 30, 2026. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2026.

	ABR
	As of
	Jun. 30, 2026	Jun. 30, 2025	Increase	% Increase
Property Type
Industrial	$510,045	$497,927	$12,118	2.4%
Warehouse	329,211	318,846	10,365	3.3%
Retail (a)	284,603	278,838	5,765	2.1%
Other (b)	186,943	182,301	4,642	2.5%
Total	$1,310,802	$1,277,912	$32,890	2.6%

Rent Adjustment Measure
Uncapped CPI	$391,935	$383,024	$8,911	2.3%
Capped CPI	243,598	236,086	7,512	3.2%
CPI-linked	635,533	619,110	16,423	2.7%
Fixed	624,150	608,903	15,247	2.5%
Other (c)	45,679	44,459	1,220	2.7%
None	5,440	5,440	—	—%
Total	$1,310,802	$1,277,912	$32,890	2.6%

Geography
U.S.	$804,370	$785,718	$18,652	2.4%
Europe	420,948	409,086	11,862	2.9%
Other International (d)	85,484	83,108	2,376	2.9%
Total	$1,310,802	$1,277,912	$32,890	2.6%

Same-Store Portfolio Summary
Number of properties	1,377
Square footage (in thousands)	153,893

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Comprehensive Same-Store Growth

Same-store portfolio includes net leased properties that were continuously owned and in place during the quarter ended June 30, 2025 through June 30, 2026 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended June 30, 2026. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Jun. 30, 2026	Jun. 30, 2025	Increase	% Increase
Property Type
Industrial	$123,859	$121,208	$2,651	2.2%
Warehouse	87,011	87,905	(894)	(1.0)%
Retail (a)	74,932	77,504	(2,572)	(3.3)%
Other (b)	50,172	48,778	1,394	2.9%
Total	$335,974	$335,395	$579	0.2%

Rent Adjustment Measure
Uncapped CPI	$103,164	$106,124	$(2,960)	(2.8)%
Capped CPI	63,251	62,664	587	0.9%
CPI-linked	166,415	168,788	(2,373)	(1.4)%
Fixed	157,081	154,311	2,770	1.8%
Other (c)	11,433	11,185	248	2.2%
None	1,045	1,111	(66)	(5.9)%
Total	$335,974	$335,395	$579	0.2%

Geography
U.S.	$203,642	$200,907	$2,735	1.4%
Europe	110,672	113,621	(2,949)	(2.6)%
Other International (d)	21,660	20,867	793	3.8%
Total	$335,974	$335,395	$579	0.2%

Same-Store Portfolio Summary
Number of properties	1,487
Square footage (in thousands)	161,733

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Second Quarter 2026

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Jun. 30, 2026	Jun. 30, 2025
Consolidated Lease Revenues
Total lease revenues – as reported	$409,661	$364,195
Income from finance leases and loans receivable	27,162	20,276
Less: Reimbursable tenant costs – as reported	(19,472)	(17,718)
Less: Income from secured loans receivable	(727)	(641)
	416,624	366,112

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	4,036	7,059
Less: Pro rata share of adjustments for noncontrolling interests	(160)	(237)
	3,876	6,822

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,459)	(15,374)
Add: Above- and below-market rent intangible lease amortization	3,706	5,061
Less: Adjustments for pro rata ownership	(9)	(77)
	(11,762)	(10,390)

Adjustment to normalize for (i) properties not continuously owned since April 1, 2025 and (ii) constant currency presentation for prior year quarter (e)	(72,764)	(27,149)

Same-Store Pro Rata Rental Income	$335,974	$335,395
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, office, hotel (net lease) and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico and Mauritius.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended June 30, 2025 through June 30, 2026. In addition, for the three months ended June 30, 2025, an adjustment is made to reflect average exchange rates for the three months ended June 30, 2026 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Leasing Activity
Dollars in thousands. For the three months ended June 30, 2026, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	784,133	3	$4,398	$4,066	92.5%	$2,165	$—	6.7 years
Warehouse	75,000	1	229	319	139.3%	—	—	3.0 years
Retail	112,518	2	2,582	2,897	112.2%	2,000	400	10.0 years
Other	—	—	—	—	—%	—	—	N/A
Total / Weighted Average	971,651	6	$7,209	$7,282	101.0%	$4,165	$400	7.8 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			0.4%

New Leases				Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	963,788	2	$4,318	$—	$—	16.7 years
Warehouse	239,850	1	993	475	—	10.3 years
Retail	—	—	—	—	—	N/A
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	1,203,638	3	$5,311	$475	$—	15.5 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Second Quarter 2026

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of June 30, 2026.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
Remaining 2026	12	12	$24,532	1.5%	2,512	1.3%
2027	34	23	40,603	2.5%	4,247	2.3%
2028	46	28	69,816	4.2%	7,657	4.1%
2029	53	39	65,790	4.0%	7,446	3.9%
2030	33	28	40,371	2.5%	3,880	2.1%
2031	48	30	79,773	4.8%	9,612	5.1%
2032	48	25	66,637	4.1%	9,135	4.8%
2033	35	26	88,999	5.4%	12,001	6.4%
2034	73	28	110,124	6.7%	10,887	5.8%
2035	24	20	78,307	4.8%	8,805	4.7%
2036	47	22	70,896	4.3%	8,323	4.4%
2037	47	24	75,944	4.6%	9,300	4.9%
2038	49	16	31,783	1.9%	3,045	1.6%
2039	100	27	75,445	4.6%	11,329	6.0%
Thereafter (>2039)	326	125	723,895	44.1%	77,457	41.1%
Vacant	—	—	—	—%	2,862	1.5%
Total (b)	975		$1,642,915	100.0%	188,498	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 30

W. P. Carey Inc.
Appendix
Second Quarter 2026

Investing for the Long Run® | 31

W. P. Carey Inc.
Appendix – Second Quarter 2026

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Jun. 30, 2026
Consolidated Lease Revenues
Total lease revenues – as reported	$409,661
Income from finance leases and loans receivable – as reported	27,162
Less: Income from secured loans receivable	(727)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	19,472
Non-reimbursable property expenses – as reported	15,206
401,418

Plus: NOI from Operating Properties
Hotel revenues	10,189
Hotel expenses	(7,969)
2,220

Student housing and other revenues	1,449
Student housing and other expenses	(634)
815

404,453

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	3,634
Less: Pro rata share of NOI attributable to noncontrolling interests	(61)
3,573

408,026

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(15,459)
Add: Above- and below-market rent intangible lease amortization	3,706
Add: Other non-cash items	454
(11,299)

Pro Rata Cash NOI (a)	396,727

Adjustment to normalize for net lease investments and dispositions (b)	7,337

Normalized Pro Rata Cash NOI (a)	$404,064

Investing for the Long Run® | 32

W. P. Carey Inc.
Appendix – Second Quarter 2026

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2026
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$185,389
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	297,536
Less: Property expenses, excluding reimbursable tenant costs – as reported	(15,206)
Less: Operating property expenses – as reported	(8,603)
273,727

Adjustments for Other Consolidated Revenues and Expenses:
Less: Reimbursable property expenses – as reported	(19,472)
Add: Provision for income taxes – as reported	13,091
Less: Other lease-related income – as reported	(11,209)
Add: Other income and (expenses) – as reported	(35,222)
Less: Other advisory income and reimbursements – as reported	(1,000)
Less: Asset management fees revenue – as reported	(394)
(54,206)

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(15,459)
Adjustment to normalize for net lease investments and dispositions (b)	7,337
Add: Adjustments for pro rata ownership	3,852
Add: Above- and below-market rent intangible lease amortization	3,706
Less: Income from secured loans receivable	(727)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	445
(846)

Normalized Pro Rata Cash NOI (a)	$404,064
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended June 30, 2026, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2026, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.

Investing for the Long Run® | 33

W. P. Carey Inc.
Appendix – Second Quarter 2026

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025
Net income	$185,659	$176,496	$154,562	$141,225	$51,312

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	134,378	136,183	145,339	125,586	120,595
Impairment charges — real estate	79,421	40,008	39,690	19,474	4,349
Interest expense	78,979	78,460	75,431	75,226	71,795
Other (gains) and losses (b)	(48,558)	(6,791)	10,131	31,011	148,768
Straight-line and other leasing and financing adjustments (c)	(15,459)	(24,178)	(20,758)	(20,424)	(15,374)
Stock-based compensation expense	13,909	7,441	8,650	11,153	10,943
Provision for (benefit from) income taxes	13,091	14,634	(1,310)	8,495	13,091
Gain on sale of real estate, net	(5,819)	(54,141)	(52,791)	(44,401)	(52,824)
Above- and below-market rent intangible lease amortization	3,706	2,498	941	4,363	5,061
Merger and other expenses	613	1,180	478	1,021	192
Other amortization and non-cash charges	446	489	467	465	458
	254,707	195,783	206,268	211,969	307,054

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments (d)	(49,421)	3,206	2,961	5,220	3,312
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(324)	(280)	(429)	(430)	(308)
	(49,745)	2,926	2,532	4,790	3,004

Adjustment to normalize for intra-period acquisitions and dispositions (e)	6,923	4,363	3,312	2,545	3,222

Adjusted EBITDA (f)	$397,544	$379,568	$366,674	$360,529	$364,592
________
(a)Comprises items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Primarily comprises gains and losses on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses.
(c)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(d)Amount for the three months ended June 30, 2026 includes our $49.9 million proportionate share of a gain recognized on the sale of a portfolio by a jointly owned investment.
(e)Reflects pro forma adjustments for recurring revenues and expenses related to properties acquired or disposed of, and capital investments and commitments completed, during the applicable period, assuming all activity occurred at the beginning of the applicable period.
(f)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Second Quarter 2026

Reconciliation of Net Debt to Adjusted EBITDA
In thousands.

Three Months Ended
Jun. 30, 2026
Adjusted EBITDA (a)	$397,544

Adjusted EBITDA (Annualized)	$1,590,176

As of
Jun. 30, 2026
Total Pro Rata Debt Outstanding (b)	$8,954,912
Less: Cash and cash equivalents	(163,538)
Net Debt	$8,791,374
Less: Expected proceeds from unsettled forward equity (c)	(690,710)
Net Debt – Inclusive of Unsettled Forward Equity	$8,100,664

Net Debt to Adjusted EBITDA (Annualized)	5.5x
Net Debt to Adjusted EBITDA (Annualized) – Inclusive of Unsettled Forward Equity	5.1x
________
(a)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.
(b)Excludes unamortized discount, net totaling $46.6 million and unamortized deferred financing costs totaling $35.1 million as of June 30, 2026.
(c)Reflects the impact of (i) 950,000 shares of unsettled forward equity, as if they had been settled for cash at a net offering price of $70.31 per share and (ii) 8,964,031 shares of unsettled “at-the-market” forward equity as of June 30, 2026, as if they had been settled for cash at a weighted-average net settlement price of $69.60 per share.

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W. P. Carey Inc.
Appendix – Second Quarter 2026

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures

FFO and AFFO

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, alternatives to net cash provided by operating activities computed under GAAP, or indicators of our ability to fund our cash needs.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI

Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Second Quarter 2026

Normalized Pro Rata Cash NOI

Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Adjusted EBITDA

We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA because they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Adjusted EBITDA is also modified to reflect the pro forma impact of our investment and disposition activity, assuming all activity occurred at the beginning of the applicable period. This includes adjustments to recurring revenue and expenses related to properties acquired or disposed of, and capital investments and commitments completed, during the applicable period. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure and representation of the performance of our business to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered an alternative to net income or an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.

Other Metrics

Pro Rata Metrics

This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of June 30, 2026. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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